                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


              Date of earliest event reported:  October  27, 1999
                              -------------------

                         ENVIRO-CLEAN OF AMERICA, INC.
                         -----------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                 NEVADA                 0-26433            88-0386415
     ----------------------------   ----------------   -----------------
     (State or other jurisdiction    (Commission         (IRS Employer
     of incorporation)                 File Number)    Identification No.)

                 211 Park Avenue, Hicksville, NY                   11801
   --------------------------------------------------------     ----------
            (Address of principal executive offices)            (Zip Code)


   Registrant's telephone number, including area code        (516) 931-4455
                                  --------------


                                      N/A
                                      ---

        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of June-Supply-San Antonio Inc.
-------------------------------------------

     On December 16, 1999, Enviro-Clean of America, Inc. (the "Company") consummated the acquisition of June Supply-San Antonio, Inc., a Texas corporation ("June Supply"), pursuant to the Stock Purchase Agreement entered into on October 27, 1999, among June Supply and June Supply Corp., a Nevada corporation and a wholly owned subsidiary of the Company formed specifically for the purposes of effecting the acquisition of June Supply ("JSC"), and Michael Rose and Alan Stafford as the only shareholders of June Supply (the "Shareholders").

     This Form 8-K/A amends Item 7 of the current report on Form 8-K filed by the Company on November 10, 1999, to include financial statements that were not available at the time of the filing of the initial report.

     Upon closing, June Supply was merged with and into JSC and JSC remains a wholly owned subsidiary of the Company. In consideration of their agreement to the transaction, the Shareholders received the following consideration from the
Company: (i) $2,264,951 in cash (the "Cash Payment"), including $400,000 paid as a deposit (the "Deposit") upon the signing of the Stock Purchase Agreement,
(ii) 100,000 shares of the Company's common stock, par value $.001 (the "Purchase Price Shares"), and (iii) two secured promissory notes, one payable to Michael Rose and one payable to Alan Stafford, each in the principal amount of $587,500, payable in twelve equal quarterly principal payments of $48,958.33, bearing interest at a rate equal to the prime rate of Chase Manhattan Bank, N.A. at the closing per annum and maturing three years from its date of issuance (the "June Notes").

     In addition, the Company will pay an annual earn-out payment to the Shareholders pursuant to the terms of the Agreement. The earn-out payments will total up to $50,000 for 1999, $150,000 for each of fiscal years 2000, 2001, 2002, and 2003, and $100,000 for fiscal year 2004, except that these amounts will be subject to adjustments based on the JSC's actual pre-tax earnings in accordance with the terms of the Agreement.

     The Purchase Price Shares shall be increased if the average bid price of the Company's common stock, par value $.001 (the "Common Stock"), is less than $5.00 per share for the 20 trading days preceding the first anniversary of the Closing Date. If such circumstances occur, the Company will grant to the Shareholders an additional amount of Common Stock so that the aggregate market value of the Purchase Price Shares (including the value of the initial 100,000 shares of Common Stock) will remain at $500,000.

     Repayment of the June Notes are secured by a security interest in the capital stock of June Supply. Each promissory note is secured by 50% of such collateral. Pursuant to a Pledge and Security Agreement, in the event of a default in any payment on the June Notes and the expiration of a 90 day cure period as specified in the Pledge and Security Agreement, the secured party may accelerate the entire indebtedness then outstanding. If such events occur, the secured party must wait an additional 30 days from the event of default which triggered the acceleration of the indebtedness, before exercising rights as a secured creditor.

     This acquisition is financed partially through the Company's working capital; however, the majority of funding is being provided through proceeds from a private placement of securities.

     Pursuant to the Agreement, JSC entered into employment agreements with Michael Rose, as President, and Alan Stafford, as Vice-President, each for a period of five years. Under the employment agreements, Michael Rose and Alan Stafford are to be paid a base salary of $50,000 with additional earn-out bonuses as described in the Agreement. Both contracts provide that if Mr. Rose's or Mr. Stafford's employment is terminated by JSC for cause (as defined in the employment agreement), he is not entitled to any severance compensation. In the event of termination without cause, both Mr. Rose and Mr. Stafford would be entitled to severance compensation in an amount ranging from six weeks' pay to twelve months' pay, depending on the length of service prior to the termination.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired

                        JUNE SUPPLY - SAN ANTONIO, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                                AUGUST 31, 1999

                          DECEMBER 31, 1998 AND 1997

                               TABLE OF CONTENTS

Report of Independent Auditors..................................       1

Consolidated Balance Sheets.....................................       2

Consolidated Statements of Income...............................       3

Consolidated Statements of Statements of Shareholders' Equity...       4

Consolidated Statements of Cash Flows...........................       5

Notes to the Consolidated Financial Statements..................    6-10


                         FISHER, HERBST & KEMBLE, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         4242 MEDICAL DRIVE, SUITE 500
                            SAN ANTONIO, TEXAS 78229
                       (210) 614-2284 FAX (210) 614-2285



                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
June Supply - San Antonio, Inc.
San Antonio, Texas

We have audited the accompanying consolidated balance sheets of June Supply - San Antonio, Inc. as of August 31, 1999, December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits based on generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of June Supply - San Antonio, Inc. as of August 31, 1999, December 31, 1998 and 1997, and the results of its operations and its cash flows for the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

/s/ Fisher, Herbst & Kemble, P.C.
Fisher, Herbst & Kemble, P.C.
San Antonio, TX
November 4, 1999

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                                 CONSOLIDATED BALANCE SHEETS
===============================================================================

                                                       AUGUST 31,       DECEMBER 31,
                                                          1999        1998        1997
                                                       ----------  ----------  ----------
ASSETS

 Current Assets
  Cash                                                 $  728,376  $  387,456  $  312,010
  Trade accounts receivable                             1,044,114     882,485     817,241
     Less:  allowance for bad debt                        206,718     212,584     151,696
                                                       ----------  ----------  ----------
  Trade accounts receivable, net                          837,396     669,901     665,545
                                                       ----------  ----------  ----------

  Inventory                                               998,627     979,386     789,623
  Prepaid expenses                                          6,070      47,456       2,200
  Other current assets                                         14         212      28,287
                                                       ----------  ----------  ----------
      Total current assets                              2,570,483   2,084,411   1,797,665
                                                       ----------  ----------  ----------

 Furniture and Equipment                                  315,171     315,171     242,013
 Less:  accumulated depreciation                          191,229     159,371     135,034
                                                       ----------  ----------  ----------
      Total furniture and equipment, net                  123,942     155,800     106,979
                                                       ----------  ----------  ----------

 Other assets                                               8,464       8,265           -
                                                       ----------  ----------  ----------

         Total assets                                  $2,702,889  $2,248,476  $1,904,644
                                                       ==========  ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                     $  282,876  $  211,095  $  207,969
  Accrued expenses                                        121,677      72,746      90,507
  Taxes payable                                           272,338     148,638      32,225
  Current portion of long-term debt                        20,365      12,196       6,853
                                                       ----------  ----------  ----------
      Total current liabilities                           697,256     444,675     337,554
                                                       ----------  ----------  ----------

 Long-term debt, less current portion                           -      15,658       8,724
 Other                                                          -           -      12,022
                                                       ----------  ----------  ----------
      Total liabilities                                   697,256     460,333     358,300
                                                       ----------  ----------  ----------

 Shareholders' Equity
  Common stock, $1 par value per share, 500,000
   shares authorized, 1,000 issued and outstanding          1,000       1,000       1,000
  Additional paid-in capital                               16,723      16,723      16,723
  Retained earnings                                     1,987,910   1,770,420   1,528,621
                                                       ----------  ----------  ----------
      Total shareholders' equity                        2,005,633   1,788,143   1,546,344
                                                       ----------  ----------  ----------

         Total liabilities and shareholders' equity    $2,702,889  $2,248,476  $1,904,644
                                                       ==========  ==========  ==========

See Report of Independent Auditors and notes to the consolidated financial statements.

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                               CONSOLIDATED STATEMENTS OF INCOME
================================================================================

                             EIGHT MONTHS          YEARS
                                ENDED              ENDED
                              AUGUST 31,        DECEMBER 31,
                                 1999         1998        1997
                             ------------  ----------  ----------
 NET REVENUE

 Sales                         $4,632,189  $7,951,644  $5,625,816
 Cost of goods sold             2,972,571   5,475,051   3,506,277
                               ----------  ----------  ----------
     Gross profit               1,659,618   2,476,593   2,119,539
                               ----------  ----------  ----------


OTHER EXPENSES
 Salaries and benefits            862,681   1,625,344   1,453,809
 Lease expense                    100,141     151,812     118,637
 Insurance                         20,243      33,636      18,111
 Supplies and postage               9,835      29,463      37,844
 Other                            322,428     268,411     314,131
                               ----------  ----------  ----------
     Total other expenses       1,315,328   2,108,666   1,942,532
                               ----------  ----------  ----------

Net income before taxes           344,290     367,927     177,007

Income taxes                      126,800     122,128      60,225
                               ----------  ----------  ----------

NET INCOME                     $  217,490  $  245,799  $  116,782
                               ==========  ==========  ==========

See Report of Independent Auditors and notes to the consolidated financial statements

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------

                                        Additional
                              Common     Paid-in     Retained
                              Stock      Capital     Earnings     Total
                              -----      -------     --------     -----
Balance at December 31, 1996   $ 1,000  $   16,723  $ 1,415,839  $ 1,433,562
  Net income                         -           -      116,782      116,782
  Dividends                          -           -        4,000        4,000
                               -------  ----------  -----------  -----------
Balance at December 31, 1997     1,000      16,723    1,528,621    1,546,344
  Net income                         -           -      245,799      245,799
  Dividends                          -           -        4,000        4,000
                               -------  ----------  -----------  -----------

Balance at December 31, 1998     1,000      16,723    1,770,420    1,788,143
  Net income                         -           -      217,490      217,490
                               -------  ----------  -----------  -----------

Balance at August 31, 1999     $ 1,000  $   16,723  $ 1,987,910  $ 2,005,633
                               =======  ==========  ===========  ===========

  See Report of Independent Auditors and notes to the consolidated fianncial statements.

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                    Eight Months           Years
                                                        Ended              Ended
                                                     August 31,         December 31,
                                                        1999          1998        1997
                                                        ----          ----        ----
OPERATING ACTIVITIES
 Net income                                            $ 217,490   $ 245,799   $ 116,782
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                           31,858      45,879      38,735
   Loss on the sale of assets                                  -         365           -
     Increase in trade accounts receivable              (167,495)     (4,356)   (132,099)
   Decrease (increase) in inventory                      (19,241)   (189,763)    157,738
     Decrease (increase) in prepaid expenses              41,386     (45,256)     (2,200)
   Decrease (increase) in other assets                        (1)     19,810      17,263
   Increase (decrease) in accounts payable and
     accrued expenses                                    244,412      89,756     (33,876)
                                                       ---------   ---------   ---------
       Net cash provided by operating activities         348,409     162,234     162,343
                                                       ---------   ---------   ---------

INVESTING ACTIVITIES
  Purchase of furniture, fixtures, and vehicles                -     (67,065)    (29,870)
                                                       ---------   ---------   ---------
       Net cash used by investing activities                   -     (67,065)    (29,870)
                                                       ---------   ---------   ---------

FINANCING ACTIVITIES
  Cash payments on long-term debt                         (7,489)    (15,723)     (7,081)
 Cash dividends paid                                           -      (4,000)     (4,000)
                                                       ---------   ---------   ---------
       Net cash used by financing activities              (7,489)    (19,723)    (11,081)
                                                       ---------   ---------   ---------

INCREASE IN CASH AND CASH EQUIVALENTS                    340,920      75,446     121,392

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR           387,456     312,010     190,618
                                                       ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR               $ 728,376   $ 387,456   $ 312,010
                                                       =========   =========   =========

  See Report of Independent Auditors and notes to the consolidated fianncial statements.

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  August 31, 1999 and December 31, 1998 and 1997
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - The accounting and reporting policies of June
     ---------------------
     Supply - San Antonio, Inc. conform to generally accepted accounting principles and to general practices.

     June Supply - San Antonio, Inc. is in the wholesale and retail sale of janitorial, plumbing, electrical and swimming pool products to apartment communities and business entities. The Company operates as June Supply -San Antonio, Inc. and June Supply - Dallas, Inc. collectively referred to as the Company. June Supply - San Antonio serves Bexar County and South Texas. June Supply - Dallas, Inc. is a wholly-owned subsidiary of June Supply -San Antonio, Inc. and serves the greater Dallas metro-plex.

     Basis of Consolidation - All significant intercompany transactions between
     ----------------------
     June Supply - San Antonio, Inc. and June Supply - Dallas, Inc. have been eliminated in the consolidation.

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and income and expenses for the periods. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for bad debt and inventory valuations.

     Results of the Company through August 31, 1999 may not be representative of results on a calendar basis due to variance of sales from month to month.

     Cash and Cash Equivalents - The Company considers all bank deposits and
     -------------------------
     short-term securities with a maturity of three months or less to be cash equivalents.

     Equipment - Equipment is stated at cost less accumulated depreciation based
     ---------
     on the estimated useful lives of the assets, as follows:

            Furniture and equipment                 3-10 years
            Vehicles                                 3-5 years

     Depreciation is computed using the straight-line method for financial reporting, and the declining-balance method for federal income tax purposes. When an asset is sold, retired, or otherwise disposed of, cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in current operations.

     Repairs and maintenance are charged to expense as incurred and expenditures for renewals and betterments are capitalized. Upon retirement or replacement, the cost of capitalized assets and the related accumulated depreciation is eliminated with the resulting gain or loss recognized.

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  August 31, 1999 and December 31, 1998 and 1997
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Allowance for Bad Debt - The Company establishes an allowance for bad debt
     ----------------------
     for all accounts receivable greater than 120 days past due. Management does not anticipate any significant amounts of uncollectible accounts receivable for accounts less than 120 days past due.

     Income Taxes - The Company accounts for income taxes under the asset and
     ------------
     liability method which requires that deferred income taxes be recognized for the tax consequences of temporary differences (differences between the financial statement carrying amount and the tax bases of assets and liabilities) at the enacted statutory tax rates applicable to the future years in which those differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes enactment date.

     Inventory - Inventory consists of merchandise held for resale and is valued
     ---------
     at the lower of cost or market. Cost is determined on the first-in first-out method. Cost of goods sold is accounted for based on the periodic method.
     Revenue Recognition - Substantially all revenue is recognized when
     -------------------
     merchandise is shipped to customers of the Company.

     Financial Instruments with Off-balance-Sheet Risk - Financial instruments
     -------------------------------------------------
     that potentially subject the Company to concentration of credit risk consists primarily of demand deposit accounts with financial institutions that exceed federally insured limits.

2.   INCOME TAXES

     Federal income tax consisted of the following for the eight months ended August 31, 1999 and years ended December 31, 1998 and 1997:

                                               1999      1998      1997
                                               ----      ----      ----

     Federal income taxes current            $ 125,587  $ 123,279  $ 57,176
       Deferred taxes (credit) relating to:
       Depreciation and other                    1,213     (1,151)    3,049
                                             ---------  ---------  --------

          Total income tax expense           $ 126,800  $ 122,128  $ 60,225
                                             =========  =========  ========

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  August 31, 1999 and December 31, 1998 and 1997
--------------------------------------------------------------------------------

2.   INCOME TAXES (continued)

     Federal income tax for financial reporting purposes differs from the amount computed by applying the statutory income tax rate of 34% to income before federal income taxes as follows:

                                                    1999      1998       1997
                                                    ----      ----       ----

     Tax expense at statutory rate               $ 117,059  $ 125,095  $ 60,182
     Increases (decreases) from the effects of:
          Other                                      9,741     (2,967)       43
                                                 ---------  ---------  -------

           Total income tax expense              $ 126,800  $ 122.128  $ 60,225
                                                 =========  =========  ========

     As of August 31, 1999 and December 31, 1998 and 1997, the Company had deferred tax assets and liabilities as follows:

                                                   1999        1998      1997
                                                  ------      ------    ------

     Deferred Tax assets:
      Charitable tax carryforward               $        -  $       -  $  1,851
      Fixed asset depreciation                       7,251      8,464         -
                                                 ---------  ---------  --------

         Total gross deferred tax assets             7,251      8,464     1,851
                                                 ---------  ---------  --------


     Deferred tax Liabilities:
      Fixed asset depreciation                           -          -    13,673
                                                 ---------  ---------  --------

         Total gross deferred tax liabilities            -          -    13,673
                                                 ---------  ---------  --------

           Net deferred tax asset (liability)    $   7,251  $   8,464  $(11,822)
                                                 =========  =========  ========

     No valuation allowance is considered necessary as net deferred tax assets are estimated more likely than not to be realized subsequent to August 31, 1999. The net deferred tax asset is included in other assets and the net deferred tax liability is included in other liabilities. Income taxes paid totaled $18,000, $36,000 and none in 1999, 1998 and 1997, respectively. Interest paid in 1997 as a result of prior year tax audits totaled $10,924.

                                                 JUNE SUPPLY - SAN ANTONIO, INC.
                                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  August 31, 1999 and December 31, 1998 and 1997
--------------------------------------------------------------------------------

3.   PROFIT SHARING PLAN AND TRUST

     Effective January 1, 1986, the Company adopted an Internal Revenue Code 401(k) profit sharing plan and trust (the Plan). The Plan allows qualified employees to contribute up to 10% of their pre-tax income and not less than 2%. The Company, at its discretion, may contribute to the Plan on behalf of the employees' additional amounts not to exceed 15% of the qualified employees' compensation. Benefits of the plan vest to the employee after two years of service at 20% per year over five years. The Company made profit sharing contributions to the Plan totaling $0, $44,558, and $30,000 for the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, respectively.

4.   LEASES

     Minimum future rental expense related to leased space on noncancelable operating lease agreements are as follows:

          1999 - 4 months                    $  13,857
          2000                                  41,571
          2001                                  10,299

     Lease expense paid to owners of the Company totaled $72,320, $107,860 and $99,300 for the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, respectively. The related party leases have been on a month to month basis.

     Subsequent to August 31, 1999 and effective October 31, 1999, two five-year leases were signed by the Company with related parties to rent warehouse and office space in San Antonio, Texas for a total of $9,040 a month.

5.   CURRENT DEBT

     Current debt consists of the following as of August 31, 1999:

                                                  Monthly  Interest   Payable
          Collateral                              Payment    Rate     Through    1999
          ----------                              -------    ----     -------    ----
     Truck                                        $ 884      8.50%     2001     $ 14,860
     Truck                                        $ 452      9.25%     2000        5,505
                                                                                --------
                                                                                  20,365
     Less current portion of long-term debt                                      (20,365)
                                                                                --------
     Long-term debt, less current portion                                       $      -
                                                                                ========

                                                   JUNE SUPPLY - SAN ANTONI
                               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  August 31, 1999 and December 31, 1998 and 1997
--------------------------------------------------------------------------------

5. CURRENT DEBT (continued)


     Interest paid on debt totaled $1,902, $1,324 and $1,988 in 1999, 1998 and 1997, respectively. All debt is classified as current as management repaid all debt in full subsequent to August 31, 1999.


6.   NON-CASH TRANSACTION

     The Company purchased and financed a truck in 1998 totaling $28,000 during the year ended December 31, 1998. A truck was also traded-in for the purchase of the new vehicle.

7.   YEAR 2000

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The year 2000 problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the systems for the year 2000 compliance.

     All reprogramming and testing of critical systems will be completed by December 31, 1999. The results of the testing will be evaluated and necessary modifications made. Corrections of systems as a result of these tests may be necessary. If such modifications and corrections are not completed timely, the year 2000 problem may have a material impact on the operations of the Company. Management is developing and testing contingency plans for the possibility of computer systems not working in the year 2000.


8.   SUBSEQUENT EVENTS

     Effective on August 31, 1999, the Company was acquired by Enviro-Clean of America, Inc. in consideration for $2,264,951 in cash, $1,175,000 in a note payable over three years, and 100,000 shares of common stock of Enviro-Clean of America, Inc. There are additional cash payments through the year 2004 contingent upon the Company reaching certain goals established in the purchase agreement.

     Interest on the note is based on Chase Manhattan Bank, N. A. prime rate and is payable quarterly. Principal is payable in twelve equal quarterly payments. The note payable is secured by common stock of the Company.

(b) Pro Forma Consolidated Financial Statements for the year ended December 31, 1998 and for the period ended September 30, 1999.



                       UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS


The following unaudited pro forma consolidated balance sheet has been prepared by combining the consolidated balance sheets of Enviro-Clean of America, Inc. & Subsidiaries (the Company) and June Supply-San Antonio, Inc. & Subsidiary as of September 30, 1999. The Acquisition is accounted for using the purchase method of accounting as if the Acquisition had occurred on September 30, 1999.

The following unaudited pro forma consolidated statements of operations have been prepared by combining the consolidated statements of operations of the Company for the fiscal year ended December 31, 1998 and for the nine months ended September 30, 1999. The Acquisition is accounted for using the purchase method of accounting as if the Acquisition had occurred on January 1, 1998. No cost savings and synergies which the Company expects to realize as a result of the Acquisitions have been recognized in the pro forma consolidated statements of operations.

The pro forma consolidated financial statements do not purport to represent what the Company's consolidated financial position or results of operations actually would have been had the Acquisition been completed on the dates for which the Acquisition is being given effect, nor is it necessarily indicative of future financial position or operating results of the Company. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the respective companies and the related notes thereto. Certain reclassifications have been made to the historical financial statements of the Company and in order to provide classifications appropriate to the pro forma financial statements.

The pro forma consolidated financial statements do not take into account any modifications to the Acquisition which may be required to address any gain-out contingencies or future redemption of the Company's stock issued to selling shareholders.

Effective September 1, 1999, the Company acquired June Supply-San Antonio, Inc. and its wholly owned subsidiary, June Supply-Dallas, Inc. Assets acquired and liabilities assumed, at fair value include:

Cash                       $  728,376
Accounts receivable           837,396
Inventory                     998,627
Property and equipment        123,942
Other assets                   14,548
Accounts payable             (404,553)
Taxes payable                 (72,338)
Loans payable                  (0,365)
                           ----------
 Net Assets                 2,005,633

Goodwill                    1,934,318
                           ----------

Total consideration        $3,939,951
                           ----------

Cash                       $2,264,951
Notes                      $1,175,000
Common stock               $  500,000

                Enviro-Clean of America, Inc. and Subsidiaries
                      Proforma Consolidated Balance Sheet
                              September 30, 1999
                                  (Unaudited)

                                             Enviro-Clean          June Supply -                           Proforma
                                           of America, Inc      San Antonio, Inc.        Proforma          Combined
       Assets                               & Subsidiaries         & Subsidiary         Adjustments      Balance Sheet
Current Assets
  Cash & Cash Equivalents                    $ 2,174,553           $  691,346         $(2,264,951)         $   600,948
  Accounts Receivable                            935,151              757,452                   -            1,692,603
  Merchandise Inventory                          689,781              924,812                   -            1,614,593
  Loan receivable-affiliate                      179,836                    -                   -              179,836
  Other                                           67,542                   14                   -               67,556
                                             -----------           ----------         -----------          -----------
Total Current Assets                           4,046,863            2,373,624          (2,264,951)           4,155,536
                                             -----------           ----------         -----------          -----------

Property, Plant & Equipment- Net                 264,093              119,920                   -              384,013
                                             -----------           ----------         -----------          -----------
Other Assets
  Goodwill                                     6,963,175                    -           1,937,832            8,901,007
  Other                                           24,374                8,464                   -               32,838
                                             -----------           ----------         -----------          -----------
                                               6,987,549                8,464           1,937,832            8,933,845
                                             -----------           ----------         -----------          -----------
Total Assets                                 $11,298,505           $2,502,008         $  (327,119)         $13,473,394
                                             ===========           ==========         ===========          ===========

     Liabilities & Stockholders' Equity
Current Liabilities
  Accounts Payable & Accrued Expenses        $ 1,294,283           $  480,583         $         -          $ 1,774,866
  Loans Payable                                  855,358               19,306             391,667            1,266,331
  Income Taxes Payable                                 -                    -                   -                    -
                                             -----------           ----------         -----------          -----------
Total Current Liabilities                      2,149,641              499,889             391,667            3,041,197
                                             -----------           ----------         -----------          -----------
  Long-Term Liabilities
  Notes Payable - Subordinated                 2,401,172                    -                   -            2,401,172
  Long-term debt, less current maturities      1,260,718                    -             783,333            2,044,051
                                             -----------           ----------         -----------          -----------
                                               3,661,890                    -             783,333            4,445,223
                                             -----------           ----------         -----------          -----------

Stockholders' Equity
  Preferred Stock                              4,275,000                    -                   -            4,275,000
  Common Stock                                     4,351                1,000                (900)               4,451
  Additional Paid in Capital                   3,272,336               16,723             483,177            3,772,236
  Retained Earnings(Deficit)                  (4,139,713)           1,984,396          (1,984,396)          (4,139,713)
  Common Stock to be Issued                    2,075,000                    -                   -            2,075,000
                                             -----------           ----------         -----------          -----------
Total Stockholders' Equity                     5,486,974            2,002,119          (1,502,119)           5,986,974
                                             -----------           ----------         -----------          -----------
Total Liabilities & Stockholders' Equity     $11,298,505           $2,502,008         $  (327,119)         $13,473,394
                                             ===========           ==========         ===========          ===========
                                                                                          (a)

(a) all adjustments relate to the assets acquired and liabilities assumed on the acquisition of June Supply-San Antonio, Inc. & Subsidiary

                 ENVIRO-CLEAN OF AMERICA, INC. & SUBSIDIARIES
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (unaudited)

                                           ENVIRO-CLEAN       JUNE SUPPLY -
                                         OF AMERICA, INC.   SAN ANTONIO, INC       PROFORMA         PROFORMA
                                          & SUBSIDIARIES      & SUBSIDIARY        ADJUSTMENTS       COMBINED
Net Sales                                      $9,715,909         $7,951,644       $        -       $17,667,553

Cost of sales                                   4,518,226          5,475,051                -         9,993,277
                                               ----------         ----------      -----------       -----------

Gross profit                                    5,197,683          2,476,593                -         7,674,276
                                               ----------         ----------      -----------       -----------

Operating expenses
      Salaries                                  1,924,516          1,280,852                -         3,205,368
      Professional fees                           130,037             32,983                -           163,020
      Rent                                        471,971            151,812                -           623,783
      Marketing                                   206,150             88,857                -           295,007
      Amortization of goodwill                    416,077                  -          193,783   (a)     609,860
      Depreciation                                 80,636             45,879                -           126,515
      Other                                     1,810,362            514,227                -         2,324,589
                                               ----------         ----------      -----------       -----------
                                                5,039,749          2,114,610          193,783         7,348,142
                                               ----------         ----------      -----------       -----------

Operating earnings                                157,934            361,983         (193,783)          326,134
                                               ----------         ----------      -----------       -----------

Other income (expense)
      Interest expense                           (253,743)            (2,517)         (87,391)  (b)    (343,651)
      Other income                                142,139              8,461                -           150,600
                                               ----------         ----------      -----------       -----------
                                                 (111,604)             5,944          (87,391)         (193,051)
                                               ----------         ----------      -----------       -----------

Earnings before income taxes                       46,330            367,927         (281,174)          133,083

Income taxes                                       12,000            122,128          (87,300)  (c)      46,828
                                               ----------         ----------      -----------       -----------

Net earnings                                   $   34,330         $  245,799       $(193,874)       $    86,255
                                               ==========         ==========      ===========       ===========

  Basic earnings per common share                     .01                                           $       .02
                                               ==========                                           ===========

  Weighted-average number of
       common shares outstanding                3,504,072                                             3,604,072
                                               ==========                                           ===========

(a) amortization of goodwill on acquisition with an estimated life of 10 years.
(b) interest expense on acquisition indebtedness.
(c) pro forma tax effect on consolidation of acquisition.

                                           ENVIRO-CLEAN OF AMERICA, INC. & SUBSIDIARIES
                                       PROFORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                            (Unaudited)

                                                         1999 ACQUISITION
                                                           JUNE SUPPLY -
                                                           SAN ANTONIO,
                                       ENVIRO-CLEAN           INC.
                                     OF AMERICA, INC.    & SUBSIDIARY        PROFORMA         PROFORMA
                                      & SUBSIDIARIES      1/1/99-8/31/99    ADJUSTMENTS       COMBINED
Net Sales                                $  7,451,459       $4,643,289       $       -         $12,083,648

Cost of sales                               3,890,921        2,972,571               -           6,863,492
                                           ----------       ----------       ---------         -----------

      Gross profit                          3,560,538        1,659,618               -           5,220,156
                                           ----------       ----------       ---------         -----------

Operating expenses
      Salaries                              1,366,708          679,820               -           2,046,528
      Professional fees                       414,897           85,493               -             500,390
      Rent                                    360,227          100,141               -             460,368
      Marketing                                80,751            9,753               -              90,504
      Amortization of goodwill                560,485                -         129,118  (a)        689,603
      Depreciation                             63,174           31,858               -              95,032
      Other                                 1,154,894          399,495               -           1,554,389
                                           ----------       ----------       ---------         -----------
                                            4,001,136        1,306,560         129,118           5,436,814
                                           ----------       ----------       ---------         -----------

      Operating profit (loss)                (440,598)         353,058        (129,118)           (216,658)
                                           ----------       ----------       ---------         -----------

Other income (expense)
      Interest expense                       (380,818)          (9,917)        (61,728) (b)       (452,463)
      Interest and other income                30,113            1,149               -              31,262
                                         ------------       ----------       ---------         -----------
                                             (350,705)          (8,768)        (61,728)           (421,201)
                                         ------------       ----------       ---------         -----------

Income(loss) before income taxes             (791,303)         344,290        (190,846)        $  (637,859)

Income taxes                                   40,660          126,800        (110,800) (c)         56,660
                                         ------------       ----------       ---------         -----------

Net income(loss)                         $   (831,963)      $  217,490       $ (80,046)        $  (694,519)
                                         ============       ==========       =========         ===========

Basic loss per common share              $      (0.20)                                         $     (0.16)
                                         ============                                          ===========

 Weighted average number of
   common shares outstanding                4,257,000                                            4,357,000
                                         ============                                          ===========

 (a) amortization of goodwill on acquisition with an estimated life of 10 years
 (b) interest expense on acquisition indebtedness
 (c) pro forma tax effect on consolidation of acquisition

(c)  Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnotes, exhibits, which were previously filed, are incorporated by reference.

Exhibit Number      Description of Document

2(i) Stock Purchase Agreement among Enviro-Clean of America, Inc., June Supply Corp., June Supply-San Antonio, Inc. and Michael Rose and Alan Stafford, effective August 31, 1999*

2(ii)               Pledge and Security Agreement in favor of Michael Rose*

2(iii)              Pledge and Security Agreement in favor of Alan Stafford*

2(iv)               Employment Agreement with Michael Rose*

2(v)                Employment Agreement with Alan Stafford*

4(i)                Promissory Note to Michael Rose*

4(ii)               Promissory Note to Alan Stafford*

_______________________________________
* Previously filed as an exhibit to Form 8-K, filed on behalf of the Company with the Securities and Exchange Commission on November 10, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENVIRO-CLEAN OF AMERICA, INC.


Date:  January 11, 2000                   By:    /s/ Randall K. Davis
                                                ______________________________
                                          Name:  Randall K. Davis
                                          Title: President

                               INDEX TO EXHIBITS


Exhibit Number      Description of Document

2(i) Stock Purchase Agreement among Enviro-Clean of America, Inc., June Supply Corp., June Supply-San Antonio, Inc. and Michael Rose and Alan Stafford, effective August 31, 1999*

2(ii)               Pledge and Security Agreement in favor of Michael Rose*

2(iii)              Pledge and Security Agreement in favor of Alan Stafford*

2(iv)               Employment Agreement with Michael Rose*

2(v)                Employment Agreement with Alan Stafford*

4(i)                Promissory Note to Michael Rose*

4(ii)               Promissory Note to Alan Stafford *

_________________________________________
* Previously filed as an exhibit to Form 8-K, filed on behalf of the Company with the Securities and Exchange Commission on November 10, 1999.